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                                                                    Exhibit 99.D

                        INVESTMENT SUB-ADVISORY AGREEMENT
                       BETWEEN PADCO ADVISORS II, INC. AND
                    CLARKE LANZEN SKALLA INVESTMENT FIRM, LLC
                               DATED JUNE 20, 2003

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                        INVESTMENT SUB-ADVISORY AGREEMENT

     AGREEMENT made this 20th day of June, 2003, by and between PADCO Advisors II, Inc., d/b/a Rydex Global Advisors, a Maryland corporation (the "Advisor"), and Clarke Lanzen Skalla Investment Firm, LLC, a Nebraska limited liability company (the "Sub-Advisor").

     WHEREAS, Rydex Variable Trust, a Delaware business trust (the "Trust") is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Advisor has entered into an Investment Advisory Agreement dated August 11, 1998, as amended (the "Advisory Agreement") with the Trust, pursuant to which the Advisor will act as the investment adviser to the separate series of the Trust set forth therein; and

     WHEREAS, the Advisor, with the approval of the Trust, desires to retain the Sub-Advisor as its agent to furnish sub-investment advisory services to the Advisor in connection with the management of the separate series of the Trust set forth on SCHEDULE A of this Investment Sub-Advisory Agreement (each a "Fund"), and the Sub-Advisor is willing to render such investment advisory services.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. APPOINTMENT. The Advisor hereby appoints the Sub-Advisor to provide certain sub-investment advisory services to each Fund for the period and on the terms set forth in this Agreement. The Sub-Advisor hereby accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     2. DELIVERY OF DOCUMENTS. The Sub-Advisor hereby acknowledges receipt of properly certified or authenticated copies of each of the following:

          (a) The Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the State of Delaware, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

          (b)  The Trust's By-Laws and amendments thereto;

          (c) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Sub-Advisor and approving this Agreement;

          (d) The Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

          (e) The Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act") and under the 1940 Act as filed

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               with the SEC and all amendments thereto insofar as such
               Registration Statement and such amendments relate to each Fund;
               and

          (f) The Trust's most recent prospectus and Statement of Additional Information for each Fund (such prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus").

          The Advisor will furnish the Sub-Advisor from time to time with copies of all amendments of or supplements to the foregoing.

     3. MANAGEMENT. Subject always to the supervision of the Trust's Board of Trustees and the Advisor, the Sub-Advisor will furnish, direct, and administer an investment program in respect of, and make investment and reinvestment decisions for, all assets of each Fund and place all orders for the purchase and sale of securities, all on behalf of each Fund. In the performance of its duties, the Sub-Advisor will satisfy its fiduciary duties to each Fund, and will monitor each Fund's investments, and will comply with the provisions of the Trust's Declaration of Trust and By-Laws, as amended from time to time, any policies or restrictions imposed by the Advisor and/or the Trust, and the stated investment objectives, policies and restrictions of each Fund as provided in each Fund's prospectus and statement of additional information, as amended from time to time. The Sub-Advisor and the Advisor will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of each Fund and to consult with each other regarding the investment affairs of each Fund. The Sub-Advisor shall also make itself reasonably available to the Board of Trustees at such times as the Board of Trustees shall request.

     The Sub-Advisor represents and warrants that it is in compliance with all applicable rules and regulations of the SEC pertaining to its investment advisory activities and agrees that it:

          (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

          (b) will conform with all applicable rules and regulations of the SEC pertaining to its investment advisory activities;

          (c) will place orders pursuant to its investment determinations for each Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Sub-Advisor will attempt to obtain the best combination of prompt execution of orders in an effective manner and at the most favorable price consistent with its "best execution" obligation. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Advisor may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Advisor with research advice and other services (as those terms are defined in Section 28(e) of the Securities Act of
               1934). In no instance will portfolio securities be purchased from or

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               sold to the Advisor, the Sub-Advisor, Rydex Distributors, Inc. or
               any affiliated person of either the Trust, the Advisor, the Sub-Advisor or Rydex Distributors, Inc., except as may be permitted under the 1940 Act;

          (d) will report regularly to the Advisor and will make appropriate persons available for the purpose of reviewing at reasonable times with representatives of the Advisor and the Board of Trustees the management of each Fund, including, without limitation, review of the general investment strategy of each Fund, the performance of each Fund in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Advisor;

          (e) will maintain books and records required to be maintained by Rule 31a-3 under the 1940 Act with respect to the Trust's securities transactions and will furnish the Advisor and the Trust's Board of Trustees such periodic and special reports as the Board of Trustees or the Advisor may request;

          (f) will act upon instructions from the Advisor not inconsistent with the fiduciary duties hereunder; and

          (g) will treat confidentially and as proprietary information of the Trust all such records and other information relative to the Trust maintained by the Sub-Advisor, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

     4. PROXY VOTING; CORPORATE ACTIONS. The Sub-Advisor shall execute and deliver, or cause its nominee to execute and deliver, all proxy votes, notices of meetings and other notices affecting or relating to the securities of each Fund during the term of this Agreement. The Sub-Advisor shall maintain and preserve written proxy voting procedures, and shall provide a copy of such voting procedures, along with a record of its actual proxy votes relating to the securities of each Fund, to the Advisor or the Trust upon request. The Advisor and Sub-Advisor understand that the Funds may pursue their investment objectives by investing in other investment companies that are not affiliated "underlying funds" and specific proxy rules are applicable under the 1940 Act to this type of relationship. In particular the Sub-Advisor will vote all proxies received from the underlying funds in the same proportion that all shares of the underlying funds are voted, or in accordance with instructions received from fund shareholders, pursuant to Section 12(d)(1)(F) of the 1940 Act. Beginning July 1, 2003, the Sub-Adviser shall maintain records regarding proxy voting on behalf of the Portfolio in order that the Portfolio may complete the annual Form N-PX filing.

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     5.   BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records which it maintains for each Fund, on behalf of the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     6. EXPENSES. During the term of this Agreement, the Sub-Advisor will pay all expenses incurred by it in connection with its activities under this Agreement.

     7. COMPENSATION. For the services to be provided by the Sub-Advisor pursuant to this Agreement, the Advisor will pay the Sub-Advisor, and the Sub-Advisor agrees to accept as full compensation therefor, a sub-advisory fee paid at the rate specified on SCHEDULE A, which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily net asset value of the Assets under the Sub-Advisor's management. This fee will be paid at least quarterly. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Advisor may, in its discretion and from time to time, waive a portion of its fee. Sub-Advisor shall not be responsible for expenses and costs of a Fund's operations payable by a Fund or the Advisor.

     8. SERVICES TO OTHERS. The Advisor understands, and has advised the Trust's Board of Trustees, that the Sub-Advisor now acts, and may in the future act, as an investment adviser and fiduciary to other managed accounts, and as investment adviser, sub-investment adviser, and/or administrator to other investment companies. The Advisor has no objection to the Sub-Advisor's acting in such capacities, provided that the Sub-Advisor furnishes adequate disclosure of such possible conflicts of interest and implements procedures designed to mitigate or eliminate such conflicts. For example, whenever a Fund and one or more other investment companies advised by the Sub-Advisor have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed by the Sub-Advisor to be equitable to each company. The Advisor recognizes, and has advised the Trust's Board of Trustees, that in some cases the Sub-Advisor's procedures may adversely affect the size of the position that each Fund may obtain in a particular security. In addition, the Advisor understands, and has advised the Trust's Board of Trustees, that the persons employed by the Sub-Advisor to assist in the Sub-Advisor's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Advisor or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     9. STANDARD OF CARE. Each of the Advisor and Sub-Advisor shall discharge its duties under this Agreement with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The parties recognize that the opinions, recommendations and actions of Sub-Advisor will be based on advice and information deemed to be reliable but not guaranteed by or to Sub-Advisor.

     10. INDEMNIFICATION. Each of the Advisor and Sub-Advisor agrees to indemnify each other against any claim, loss or liability (including reasonable attorney's fees) arising as a result

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of the failure to meet the standard of care set forth in the first sentence of
Paragraph 9 hereof. Notwithstanding the generality of the foregoing, the Advisor and Sub-Advisor each further agrees to indemnify each other against any claim, loss or liability (including reasonable attorney's fees) arising or as a result of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligation and duties hereunder. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which each party may have against the other under any federal securities laws based on negligence and which cannot be modified in advance by contract.

     11. DURATION AND TERMINATION. This Agreement will become effective as of the date hereof provided that it has been approved by vote of a majority of the outstanding voting securities of each Fund in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, will continue in effect for two years.

     Thereafter, if not terminated, this Agreement will continue in effect for each Fund for successive periods of 12 months, each ending on the day preceding the anniversary of the Agreement's effective date of each year, provided that such continuation is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of the Trust, the Sub-Advisor, or the Advisor, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding shares of each Fund. Notwithstanding the foregoing, this Agreement may be terminated as to each Fund at any time, without the payment of any penalty, on sixty (60) days' written notice by the Advisor or by the Sub-Advisor. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" have the same meaning of such terms ascribed in the 1940 Act.)

     This Agreement will terminate automatically if the investment advisory agreement between the Trust and the Advisor is terminated.

     12. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     13. MULTIPLE ORIGINALS. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same document.

     14. CUSTODY. All securities and other assets of each Fund shall be maintained with a custodian designated by the Advisor. The Sub-Advisor shall have no responsibility or liability with respect to any custodial function.

     15. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court

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decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and will be governed by the internal laws of the state of Delaware. The Sub-Advisor shall notify the Advisor of any changes in its officers and directors within a reasonable time.

     16. LIMITATION OF LIABILITY. The names "Rydex Variable Trust" and "Trustees of the Rydex Variable Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the State of Delaware and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the Trust entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust. Persons dealing with each Fund must look solely to the assets of the Trust belonging to each Fund for the enforcement of any claims against the Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                    PADCO ADVISORS II, INC.

                    By:
                       ----------------------------------------------

                    Name:
                         --------------------------------------------

                    Title:
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                    CLARKE LANZEN SKALLA INVESTMENT FIRM, LLC

                    By:
                       ----------------------------------------------

                    Name:
                         --------------------------------------------

                    Title:
                          -------------------------------------------

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                                   SCHEDULE A
                                     TO THE
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                             PADCO ADVISORS II, INC.
                                       AND
                    CLARKE LANZEN SKALLA INVESTMENT FIRM, LLC

Pursuant to Section 7 of this Investment Sub-Advisory Agreement, the Advisor shall pay the Sub-Advisor compensation at an annual rate as follows:

Amerigo Fund:                         0.40%

Clermont Fund:                        0.40%

Should either of the aforementioned Funds not average $10,000,000 in assets over a quarter, the Sub-Advisor will not receive compensation for assets in that Fund for that specific quarter.

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